EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

TransEnterix, Inc.

Morrisville, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-191011, No. 333-190184, and No. 333-161291) of SafeStitch Medical Inc. (now named TransEnterix, Inc.) and on Form S-3 (No. 333-193235) and Form S-8 (No. 333-193234) of TransEnterix, Inc. of our report dated March 5, 2014, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Raleigh, North Carolina

March 5, 2014